EXHIBIT 32

CERTIFICATIONS

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, in his capacity as an officer of American Software, Inc., that, to his knowledge, the Quarterly Report of American Software, Inc. on Form 10-Q/A for the period ended July 31, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of American Software, Inc. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-Q/A. A signed original of this statement has been provided to American Software and will be retained by American Software and furnished to the Securities and Exchange Commission or its staff upon request.

Date: December 8, 2003	By:	/s/ JAMES C. EDENFIELD

James C. Edenfield Chief Executive Officer

Date: December 8, 2003	By:	/s/ VINCENT C. KLINGES

Vincent C. Klinges Chief Financial Officer